UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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SONO-TEK CORPORATION

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SONO-TEK CORPORATION

2012 Route 9W

Milton, New York 12547

845-795-2020

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON AUGUST 24, 2017

Dear Shareholders:

The 2017 Annual Meeting of Shareholders of Sono-Tek Corporation (the “Company”) will be held at the Inn at Buttermilk Falls, 220 North Road, Milton, New York 12547 on August 24, 2017 at 10:00 a.m., local time, for the following purposes:

1.	To elect four Directors of the Company to serve until the 2019 Annual Meeting of Shareholders of the Company.

2.	To ratify the appointment of Ligget & Webb, P.A., as the Company’s independent auditors for the fiscal year ending February 28, 2018.

3.	To transact such other business as may properly come before the meeting or any adjournments thereof.

A copy of the Company’s Annual Report for the fiscal year ended February 28, 2017 is enclosed with this Proxy Statement.

The Board of Directors has fixed the close of business on July 12, 2017 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. A list of shareholders entitled to vote will be available for examination by interested shareholders at the offices of the Company, 2012 Route 9W, Milton, New York 12547 during ordinary business hours until the meeting.

Important notice regarding the availability of proxy materials for the regular meeting of shareholders to be held on August 24, 2017. The Notice of 2017 Annual Meeting of Shareholders, the Proxy Statement, including Proxy Card, and the 2017 Annual Report to Shareholders are available on the Internet at the following website: http://www.sono-tek.com/proxy-statement/

Sincerely,

Claudine Y. Corda

Corporate Secretary

July 25, 2017

YOUR VOTE IS IMPORTANT. EVEN IF YOU DESIRE TO ABSTAIN,

PLEASE SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING

POSTAGE PAID ENVELOPE.

SONO-TEK CORPORATION

2012 Route 9W

Milton, New York 12547

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

AUGUST 24, 2017

The accompanying proxy is solicited by the Board of Directors of SONO-TEK CORPORATION, a New York corporation (the “Company”), for use at the 2017 Annual Meeting of Shareholders of the Company to be held on August 24, 2017.

All proxies that are properly completed, signed and returned to the Company prior to the Annual Meeting, and which have not been revoked, will be voted in accordance with the shareholder’s instructions contained in such proxy. In the absence of contrary instructions, shares represented by such proxy will be voted (i) FOR approval of the election of each of the individuals nominated as Directors set forth herein and (ii) FOR the ratification of the appointment of Ligget & Webb, P.A., as the Company’s auditors for the fiscal year ending February 28, 2018. A shareholder may revoke his or her proxy at any time before it is exercised by filing with the Secretary of the Company at its offices in Milton, New York either a written notice of revocation or a duly executed proxy bearing a later date, or by appearing in person at the 2017 Annual Meeting and expressing a desire to vote his or her shares in person. All costs of this solicitation are to be borne by the Company.

In order for business to be conducted at the Annual Meeting, a quorum must be present. A quorum will be present if shareholders of record holding a majority in voting power of the outstanding shares of the Company’s common stock entitled to vote at the Annual Meeting are present in person or are represented by proxies. For purposes of determining the presence or absence of a quorum, the Company intends to count as present shares present in person but not voting and shares for which the Company has received proxies but for which holders thereof have abstained. Furthermore, shares represented by proxies returned by a broker holding the shares in nominee or “street” name will be counted as present for purposes of determining whether a quorum is present, even if the broker is not entitled to vote the shares on matters where discretionary voting by the broker is not allowed (“broker non-votes”).

Holders of the Company’s common stock will vote as a single class and will be entitled to one vote per share with respect to each matter to be presented at the Annual Meeting. With respect to Item 1, the four nominees for director receiving a plurality of the votes cast by holders of common stock, at the Annual Meeting in person or by proxy, shall be elected to the Board of Directors. Approval of Item 2 requires the votes cast in favor of such proposal to exceed the votes cast against such proposal. Abstentions from voting, as well as broker non-votes, if any, are not treated as votes cast and, therefore, will have no effect on any of these proposals.

Shareholders of record may vote in any of the following ways:

VOTE BY INTERNET - www.proxyvote.com. Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903. Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL - Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

This Proxy Statement and the accompanying Notice of Annual Meeting of Shareholders, the Proxy, and the 2017 Annual Report to Shareholders are intended to be mailed on or about July 25, 2017 to shareholders of record at the close of business on July 12, 2017. At said record date, the Company had 14,961,076 outstanding shares of common stock.

ITEM 1: ELECTION OF DIRECTORS

The Board of Directors is currently comprised of eight seats and is divided into two equal classes. The Directors in each class serve for a term of two years, and until their respective successors are duly elected and qualify. The Board of Directors has nominated Dr. Christopher L. Coccio, R. Stephen Harshbarger, Dr. Joseph Riemer and Philip Strasburg, all current Directors, for election at the Annual Meeting by plurality vote to hold office until the Company’s 2019 Annual Meeting of Shareholders and until their successors shall be duly elected and shall qualify. All nominees have consented to be named as such and to serve if elected.

Management intends to vote the accompanying Proxy FOR election as Directors of the Company, the nominees named below, unless the Proxy contains contrary instructions. Proxies that direct the Proxy holders to withhold voting in the matter of electing Directors will not be voted as set forth above. Proxies cannot be voted for a greater number of persons than the number of nominees named in the Proxy Statement. Management has no reason to believe that any of the nominees will not be a candidate or will be unable to serve. However, in the event that any of the nominees should become unable or unwilling to serve as a Director, the Proxy will be voted for the election of such person or persons as shall be designated by the Directors.

NOMINEES FOR DIRECTOR

Nominees for election to term expiring 2019

The following four persons are nominated for election as Directors of the Company to hold office until the Company’s 2019 Annual Meeting of Shareholders.

DR. CHRISTOPHER L. COCCIO, 76, was appointed Chief Executive Officer of the Company in April 2001, has been a Director of the Company since June 1998, and was appointed Chairman in August 2007. From 2001 to 2007, Dr. Coccio also served as President of the Company. From 1964 to 1996, he held various engineering, sales, marketing and management positions at General Electric Company, with P&L responsibilities for up to $100 million in sales and 500 people throughout the United States. He also won an ASME Congressional Fellowship and served with the Senate Energy Committee in 1976. His business experience includes both domestic and international markets and customers. He founded a management consulting business in 1996, and was appointed a legislative Fellow on the New York State Assembly’s Legislative Commission on Science and Technology from 1996 to 1998. From 1998 to 2001, he worked with Accumetrics Associates, Inc., a manufacturer of digital wireless telemetry systems, as Vice President of Business Development and member of the Board of Advisors. Dr. Coccio received a B.S.M.E. from Stevens Institute of Technology, an M.S.M.E. from the University of Colorado, and a Ph.D. from Rensselaer Polytechnic Institute in Chemical Engineering.

Key attributes, Experience and Skills: Dr. Coccio brings his strategic vision for the Company to the Board together with his leadership, business experience and investor relations skills. Dr. Coccio has an immense knowledge of the Company and its related applications which is beneficial to the Board. Dr. Coccio’s service as Chairman and CEO bridges a critical gap between the Company’s management and the Board, enabling the Board to benefit from management’s perspective on the Company’s business while the Board performs its oversight function.

R. STEPHEN HARSHBARGER, 49, joined the Company in 1993. He was appointed President of the Company in 2012 and became a Director in 2013. As President, he directs the Company’s Sales, Marketing, Engineering, Service, and Manufacturing Operations. Prior to assuming his present position, Mr. Harshbarger served as Sales Engineer, World Wide Sales and Marketing Manager, Vice President & Director of Electronics and Advanced Energy (E&AE) and Executive Vice President. In his years managing the sales organization, he established a worldwide distribution and representative network in more than 40 countries consisting of greater than 300 individuals, with revenue growth of greater than 300%. He has over 18 years of experience in ultrasonic coating equipment for the electronics, medical device and advanced energy industries. Prior to joining the Company, Mr. Harshbarger was the Sales and Marketing Manager for Plasmaco Inc., a world leader in the development of flat panel displays. In that position, he established their distribution network, participated in venture capital funding, and introduced the first flat panel technology to Wall Street trading floors.  He is a graduate of Bentley University, with a major in Finance and a minor in Marketing.

Key attributes, Experience and Skills: Mr. Harshbarger brings his business experience and significant knowledge of the Company and its related applications which are beneficial to the Board. Mr. Harshbarger’s service as President allows him to provide a conduit between the Company’s management and the Board, enabling the Board to benefit from management’s perspective on the Company’s business while the Board performs its oversight function. Mr. Harshbarger also brings leadership and oversight experience to the Board.

DR. JOSEPH RIEMER, 68, joined the Company in January 2007 as Vice President of Engineering, and has been a Director since August 2007. Dr. Riemer served as President from September 2007 until August 2012 when he became Vice President of Food Business Development, which position he held until June 2016. Dr. Riemer holds a Ph.D. in Food Science and Technology from the Massachusetts Institute of Technology (MIT), focusing on food technology, food chemistry, biochemical analysis, and food microbiology. His experience includes seven years with Pfizer in its Adams Confectionary Division, where he was Director, Global Operations Development. Dr. Riemer has also held leading positions with several food, food ingredients, and personal care products companies. He has served in the capacities of research and development, operations, and general management. Prior to joining the Company, he was a management consultant serving clients in the food, biotech and pharmaceutical industries.

Key attributes, Experience and Skills: Dr. Riemer’s extensive research and management experience enables him to bring valuable insights to the Board. His extensive experience in the biotech, food and pharmaceutical industries bring specific product application insights to the Board. Dr. Riemer’s previous service as Vice President of Food Business Development helps to provide focus to the Board on this important marketing area. Dr. Riemer also brings leadership and oversight experience to the Board.

PHILIP STRASBURG, CPA, 78, has been a Director since August 2004. He is a retired partner from the firm of Anchin Block and Anchin, LLP and has 40 years of experience in auditing. Mr. Strasburg has served as Audit Committee Chairman since 2005. Mr. Strasburg was reappointed Audit Committee Chairman in May 2005 concurrent with his resignation as Treasurer, and continues to serve in that position. He was the lead partner on the Company’s account from Fiscal 1994 to Fiscal 1996. Mr. Strasburg is a certified public accountant in New York State. He has a Master of Science in economics from The London School of Economics and Political Science and a Bachelors of Science degree from Lehigh University, where he majored in business administration.

Key attributes, Experience and Skills: Mr. Strasburg’s training and extensive experience in auditing provide the Board with valuable insights and skills necessary to lead the Audit Committee. Mr. Strasburg’s strong operational and business background complement his accounting and finance experience, and are valuable resources to the Board as it exercises its oversight duties and support of the Company’s growth strategies.

DIRECTORS CONTINUING AS DIRECTORS WITH TERMS EXPIRING IN 2018

EDWARD J. HANDLER, III, Esq., 80, is a retired partner from Kenyon & Kenyon, a law firm that provided intellectual property advice to the Company. Mr. Handler became a Director of the Company on October 1, 2004, coincident with his retirement from his law firm. Mr. Handler has 40 years of experience in all aspects of intellectual property, including patents, trade secrets, trademarks and copyrights, including litigation and other adversarial proceedings. Mr. Handler is Chairman and CEO of The Bronx Project, Inc., a private Delaware corporation active in the area of therapeutics for acute (CNS) inflammatory conditions. Mr. Handler is past President of the West Point Society of New York and a past Trustee of the Association of Graduates, U.S. Military Academy. He holds a J.D. degree from the University of Virginia Law School and a B.S. in Engineering Science from the United States Military Academy.

Key attributes, Experience and Skills: Mr. Handler’s extensive experience as an attorney enables him to bring valuable strategic insights to the Board. Mr. Handler’s past experience as the Company’s intellectual property attorney provides him with an in depth knowledge of the Company and its related market applications. Mr. Handler also brings leadership and oversight experience to the Board.

ERIC HASKELL, CPA, 70, has been a Director since August 2009. He has over 30 years of experience in senior financial positions at several public and private companies.  He has significant expertise in the areas of acquisitions and divestitures, strategic planning and investor relations.  From December 2005 through March 2008, Mr. Haskell served as the Executive Vice President and Chief Financial Officer of SunCom Wireless Holdings, Inc., a company providing digital wireless communications services which was publicly traded until its merger with a wholly-owned subsidiary of T-Mobile USA, Inc. in February 2008.  He also served as a member of SunCom’s Board of Directors from November 2003 through May 2007.  From 1989 until April 2004, Mr. Haskell served as the Chief Financial Officer of Systems & Computer Technology Corp., a NASDAQ listed software and services corporation.  Mr. Haskell received his Bachelors Degree in Business Administration from Adelphi University in 1969.

Key attributes, Experience and Skills: Mr. Haskell’s training and extensive experience in financial management at both public and private companies provide the Board with valuable insights. Mr. Haskell’s significant experience in acquisitions and divestitures and investor relations brings strategic judgment and experience to the Board. Mr. Haskell’s strong operational and business background complement his accounting and finance experience and are valuable resources to the Board as it exercises its oversight duties and support of the Company’s growth strategies.

DR. DONALD F. MOWBRAY, 79, has been a Director since August 2003. He has been an independent consultant since August 1997. From September 1992 to August 1997, he was the Manager of the General Electric Company’s Corporate Research and Development Mechanical Engineering Laboratory. From 1962 to 1992 he worked for the General Electric Company in a variety of engineering and managerial positions. Dr. Mowbray received a B.S. in Aeronautical Engineering from the University of Minnesota in 1960, a Master of Science in Engineering Mechanics from the University of Minnesota in 1962 and a Ph.D. from Rensselaer Polytechnic Institute in Engineering Mechanics in 1968.

Key attributes, Experience and Skills: Dr. Mowbray’s extensive research and managerial experience enables him to bring valuable insights to the Board. His knowledge of the Company’s products and the materials sciences technology underlying them has enabled him to contribute to the Company’s advanced products development and designs. Dr. Mowbray also brings leadership and oversight experience to the Board from his GE management background.

SAMUEL SCHWARTZ, 97, has been a Director of the Company since August 1987, and was Chairman of the Board from February 1993 to May 1999 and August 2001 to August 2007. From 1959 to 1992, he was the Chairman and Chief Executive Officer of Krystinel Corporation, a manufacturer of ceramic magnetic components used in electronic circuitry. He received a B.Ch.E. from Rensselaer Polytechnic Institute in 1941 and an M.Ch.E. from New York University in 1948.

Key attributes, Experience and Skills: Mr. Schwartz’s long-time experience as a businessman and manufacturer enables him to bring valuable operational insights to the Board. Mr. Schwartz’s experience as former Chairman of the Board enable him to bring operational insights to the Board. Mr. Schwartz also brings leadership and oversight experience to the Board.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL TO ELECT THE FOUR NOMINEES LISTED ABOVE.

CORPORATE GOVERNANCE AND THE BOARD OF DIRECTORS

Independence of Directors

The Company’s Board of Directors is currently comprised of five “independent directors”, as that term is defined under NASDAQ rules, and three directors who are not “independent directors”. The Company’s “independent directors” are Edward Handler, Eric Haskell, Donald Mowbray, Philip Strasburg, and Samuel Schwartz. Christopher L. Coccio and R. Stephen Harshbarger are current employees of the Company and Joseph Riemer was an employee of the Company during the past three years, and therefore each are not considered independent.

Board Leadership Structure and Role in Risk Oversight

The Board believes Dr. Coccio’s service as Chief Executive Officer and Chairman of the Company is appropriate because it provides an important link between the Company’s management and the Board, enabling the Board to benefit from management’s views on the Company’s business while the Board performs its oversight role.  Further, the Board believes Dr. Coccio’s significant ownership of the Company’s stock aligns his interests with those of the Company’s shareholders. In addition, the Board believes that having one person serve as both Chief Executive Officer and Chairman of the Board of Directors demonstrates for the Company’s employees, strategic partners, customers and shareholders that the Company has one clear leader.

Management is responsible for the Company’s day-to-day risk management, and the Board’s role is to engage in informed oversight. The entire Board performs the risk oversight role. The Company’s Chief Executive Officer is a member of the Board of Directors, and the Company’s Chief Financial Officer regularly attends Board meetings, which helps facilitate discussions regarding risk between the Board and the Company’s senior management, as well as the exchange of risk-related information or concerns between the Board and senior management. Further, the independent directors generally meet in executive session following regularly scheduled Board meetings to voice their observations or concerns and to shape the agendas for future Board meetings.

The Board of Directors believes that, with these practices, each director has an equal stake in the Board’s actions and oversight role and equal accountability to the Company and its shareholders.

Board Meetings and Committees; Annual Meeting Attendance

The Board of Directors held four meetings in the fiscal year ended February 28, 2017. All Directors attended at least 75% of the Company’s Board Meetings.

The Board does not have a policy regarding attendance at annual shareholders’ meetings; however, all Board members are strongly encouraged to attend such meetings. Seven Directors attended the 2016 Annual Meeting of Shareholders held on August 25, 2016.

The Board of Directors has two standing committees: Compensation Committee and Audit Committee. Certain information regarding the members and duties of the various management committees is detailed below.

COMPENSATION COMMITTEE

The Company’s Board of Directors has a Compensation Committee composed of Dr. Mowbray (Chairman) and Messrs. Handler and Strasburg. The compensation of the executive officers of the Company is set by the Company’s Board of Directors based upon the recommendations of the Compensation Committee. Compensation is set at levels believed to be competitive with executive officers with similar qualifications, experience and responsibilities of similar businesses. Such individuals receive a base salary and incentive compensation based on the achievement of certain operating objectives. The Compensation Committee serves an advisory function only and has no independent authority. The Compensation Committee met two times during Fiscal Year 2017. All members attended all meetings. The Compensation Committee does not have a charter. During the fiscal year ended February 28, 2017, the Compensation Committee did not use any external consultants to assist in the determination of executive compensation.

AUDIT COMMITTEE

The Company’s Board of Directors has an Audit Committee composed of Messrs. Handler, Haskell and Strasburg (Chairman). The Board of Directors has adopted a charter for the Audit Committee. The “audit committee financial expert” designated by the Board is Mr. Strasburg. The Audit Committee charter is available on the Company’s website at http://www.sono-tek.com/audit-committee-charter/. The Audit Committee is responsible for (i) selecting an independent public accountant for ratification by the shareholders, (ii) reviewing material accounting items affecting the consolidated financial statements of the Company, and (iii) reporting its findings to the Board of Directors. The Audit Committee met four times during the fiscal year ended February 28, 2017. All members attended at least 75% of the meetings.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee’s job is one of oversight as set forth in its charter. It is not the duty of the Audit committee to prepare the Company’s financial statements, to plan or conduct audits, or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. The Company’s management is responsible for preparing the Company’s financial statements and for maintaining internal control and disclosure controls and procedures. The independent auditors are responsible for auditing the financial statements and for expressing an opinion as to whether those audited financial statements fairly present the financial position, results of operations, and cash flows of the Company in conformity with generally accepted accounting principles.

The Audit Committee has reviewed and discussed the Company’s audited consolidated financial statements with management and with Liggett & Webb, P.A., the Company’s independent auditors for 2017.

The Audit Committee has discussed with Liggett & Webb, P.A., the matters required to be discussed by Statement on Auditing Standards No. 61.

The Audit Committee has received from Liggett & Webb, P.A., the written statements required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed Liggett & Webb, P.A.’s independence with Liggett & Webb, P.A., and has considered the compatibility of non-audit services with the auditor’s independence.

Based upon the review and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended February 28, 2017 for filing with the Securities and Exchange Commission. The Audit Committee and the Board of Directors have also recommended, subject to shareholder approval, the selection of Liggett & Webb, P.A. as the Company’s independent auditors for the Fiscal Year ending February 28, 2018.

This report of the Audit Committee shall not be incorporated by reference into any of the Company’s future filings made under the Securities Exchange Act of 1934 or the Securities Act of 1933, and shall not be deemed to be soliciting material or to be filed with the SEC under the Exchange Act or the Securities Act.

THE AUDIT COMMITTEE

Philip Strasburg (Chairman)

Edward Handler

Eric Haskell

NOMINATING COMMITTEE

The Board of Directors does not maintain a separate nominating committee because the Board of Directors believes that it can select prospective Director nominees by acting on the basis of a consensus of the entire Board of Directors. Accordingly, all Directors participate in the selection of candidates for nomination as Directors of the Company. The Board identifies and deliberates on the merits of candidates, based upon education, and experience in the following areas: business, scientific, legal and financial. The Board of Directors does not have a separate charter pertaining to nominations. All current nominees for the Board of Directors are incumbent Directors and were nominated by the entire Board for inclusion on the Company’s proxy card. The Board of Directors will consider nominees recommended by shareholders. No special procedure needs to be followed in submitting such recommendation.

Shareholder Communications with the Company’s Board of Directors

Mail can be addressed to Directors c/o Corporate Secretary, Sono-Tek Corporation, 2012 Route 9W, Milton, NY 12547. At the direction of the Board, all mail received may be opened and screened for security purposes. All mail, other than trivial, obscene, unduly hostile, threatening, illegal or similarly unsuitable items will be forwarded. Trivial items will be delivered to the Directors at the next scheduled Board meeting. Mail addressed to a particular Director will be forwarded or delivered to that Director. Mail addressed to “Board of Directors” “Outside Directors” or “Non-Management Directors” will be forwarded or delivered to the Chairman of the Board.

Director Compensation

Each non-employee director receives $1,000 for each meeting attended. Directors who are employees of the Company receive no additional compensation for serving as directors. For the year ended February 28, 2017, director compensation was as follows:

2017 Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Edward J. Handler	4,000	-	-	-	-	-	4,000
Eric Haskell	4,000	-	-	-	-	-	4,000
Donald F. Mowbray	4,000	-	-	-	-	-	4,000
Samuel Schwartz	4,000	-	-	-	-	-	4,000
Philip Strasburg	4,000	-	-	-	-	-	4,000
Joseph Riemer	3,000	-	-	-	-	1,500[1]	4,500

1Represents fees for consulting and attendance at a trade show the Company attended.

Other Executive Officers

In addition to Drs. Christopher L. Coccio and R. Stephen Harshbarger, the following persons are executive officers of the Company:

STEPHEN J. BAGLEY, CPA was appointed Chief Financial Officer in June 2005. From 1987 to 1991 he worked in public accounting in various capacities. From 1992 to 2005, he held various leadership positions as Controller, Chief Financial Officer and Vice President of Finance for companies with up to $45,000,000 in revenues. Mr. Bagley earned a Bachelor of Science degree from The State University of NY – College at Oneonta and an MBA from Marist College. He was licensed as a CPA in 1990. Mr. Bagley is a past President of the Board of Education for the New Paltz Central School District and a past Chairman of the Audit and Finance Committee for the District.

ROBB W. ENGLE joined Sono-Tek in 2000 as a Field Service Technician and became Vice President in January 2013. Mr. Engle created the Sono-Tek Service Department and led the development of key products in his leadership role of the Company’s engineering resources. As Vice President of Engineering, he directs the engineering department, service department, IT and Sono-Tek laboratory services. Mr. Engle was formally trained and certified by the U.S. Navy as a Nuclear Operator where he was recognized with an induction into the Navy League Memorial for meritorious service and the advancement of training techniques. He also served with honors on board a submarine and earned the prestigious Sub-Surface Warfare (E) Insignia.

EXECUTIVE COMPENSATION

The following table sets forth the aggregate remuneration paid or accrued by the Company for the Fiscal Years ended February 28, 2017 and February 29, 2016 for each named officer of the Company.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards	Option Awards ($)	All Other Compensation ($)	Total ($)

Christopher L. Coccio	2017	130,962	30,000	0	-	2,256	163,218
CEO, Chairman and Director	2016	150,000	30,000	0	-	3,576	183,576

R. Stephen Harshbarger	2017	182,692	25,000	0	19,952	4,154	231,798
President and Director	2016	206,000	25,000	0	17,203	4,111	252,314

Stephen J. Bagley	2017	134,669	20,500	0	3,668	3,104	161,941
Chief Financial Officer	2016	140,000	20,000	0	1,025	3,088	164,113

All Other Compensation represents Company contributions to the Company’s 401K plan.

Option awards in the above table are calculated using the Black-Scholes options pricing model which is further discussed in Note 4 – Stock Based Compensation, in the Company’s financial statements.

Officer Compensation Arrangements

During the year ended February 28, 2017, Dr. Coccio was compensated at a rate of $150,000 per annum.

During the year ended February 28, 2017, Mr. Harshbarger was compensated at a rate of $200,000 per annum.

During the year ended February 28, 2017, Mr. Bagley was compensated at a rate of $140,000 per annum.

Description of Equity Compensation Plans:

2013 Stock Incentive Plan

Under the 2013 Stock Incentive Plan, as amended ("2013 Plan"), options can be granted to officers, directors, consultants and employees of the Company and its subsidiaries to purchase up to 2,500,000 shares of the Company's common stock. Under the 2013 Plan options expire ten years after the date of grant. As of February 28, 2017, there were 634,100 options outstanding under the 2013 Plan.

Under the 2013 Stock Incentive Plan, option prices must be at least 100% of the fair market value of the common stock at time of grant. For qualified employees, except under certain circumstances specified in the plan or unless otherwise specified at the discretion of the Board of Directors, no option may be exercised prior to one year after date of grant, with the balance becoming exercisable in cumulative installments over a three year period during the term of the option, and terminating at a stipulated period of time after an employee's termination of employment.

2003 Stock Incentive Plan

Under the 2003 Stock Incentive Plan, as amended ("2003 Plan"), until May 2013, options were available to be granted to officers, directors, consultants and employees of the Company and its subsidiaries to purchase up to 1,500,000 of the Company's common shares. As of February 28, 2017, there were 205,500 options outstanding under the 2003 Plan, under which no additional options may be granted.

The following table sets forth information regarding outstanding options held as of February 28, 2017 by each named executive officer.

Outstanding Equity Awards At Fiscal Year End

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
R. Stephen Harshbarger President	-	200,000[1]	0.91	07/20/2026
	36,000	-	1.05	02/20/2024
	34,560	8,640[2]	1.19	02/19/2025

Stephen J. Bagley Chief Financial Officer	-	100,000[3]	0.91	07/20/2026

1 33,000 of these options vested on March 15, 2017, 66,000 of these options will vest on March 15, 2018, 67,000 of these options will vest on March 15, 2019 and 34,000 of these options will vest on March 15, 2020.

2 These options will vest on February 20, 2018.

3 10,000 of these options vested on March 15, 2017, 20,000 of these options will vest on March 15, 2018, 33,333 of these options will vest on March 15, 2019, 23,333 of these options will vest on March 15, 2020 and 13,334 of these options will vest on March 15, 2021.

Description of 401 (k) Plan

Effective April 1, 2000, the Company instituted the Sono-Tek Corporation 401(k) Plan (“401(k) Plan”) for employees of the Company, its subsidiaries and affiliates pursuant to the Internal Revenue Code. Under the 401(k) Plan, an eligible employee can elect to make a salary reduction of up to 20% of his or her compensation as defined in the plan.

BENEFICIAL OWNERSHIP OF SHARES

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

	Amount
Name (and address if more than 5%) of	Beneficially
Beneficial owner	Owned	Percent

Directors and Officers
*Stephen J. Bagley	28,181[1]	**
*Christopher L. Coccio	535,338[2]	3.58%
*Edward J. Handler	110,726[3]	**
*R. Stephen Harshbarger	172,116[4]	1.14%
*Eric Haskell	20,000 [5]	**
*Donald F. Mowbray	65,000[6]	**
*Joseph Riemer	287,889	1.92%
*Samuel Schwartz	1,518,647[7]	10.13%
*Philip A. Strasburg	85,000[8]	**

All Executive Officers and Directors as a Group	2,887,313[9]	18.91%

Additional 5% owners
Herbert Spiegel	756,931[10]	5.06%
425 East 58th Street
New York, NY 10022

Emancipation Management LLC	5,503,940[10]	36.79%
825 Third Avenue
New York, NY 10022

The above ownership percentages are based on 14,961,076 shares outstanding as of July 12, 2017.

*c/o Sono-Tek Corporation, 2012 Route 9W, Milton, NY 12547.

** Less than 1%

1 Includes 10,000 options currently exercisable issued under the Company’s Stock Incentive Plans.

2 Includes 2,000 shares held in the name of Dr. Coccio’s wife.

3 Includes 44,797 shares owned jointly with Mr. Handler’s wife, 35,929 shares in the name of Mr. Handler’s wife and 30,000 options currently exercisable issued under the Company’s Stock Incentive Plans.

4Includes 103,560 options currently exercisable issued under the Company’s Stock Incentive Plans.

5Represents 20,000 options currently exercisable issued under the Company’s Stock Incentive Plans.

6Includes 20,000 options currently exercisable issued under the Company’s Stock Incentive Plans.

7Includes 30,000 options currently exercisable issued under the Company’s Stock Incentive Plans

8ncludes 10,000 shares in the name of Mr. Strasburg’s wife and 40,000 options currently exercisable issued under the Company’s Stock Incentive Plans.

9 The group total includes 308,080 options currently exercisable issued under the Company’s Stock Incentive Plans. The group total does not include 468,520 options that are currently unexercisable. The group total includes 9,896 shares and 54,520 exercisable options held by Robb Engle, a Vice President of Engineering.

10The Company does not consider this holder to be an “affiliate” of the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On September 1, 2007, the Company entered into identical Executive Agreements with Stephen J. Bagley, Chief Financial Officer and Christopher L. Coccio, Chief Executive Officer. The Company also entered into an Executive Agreement with R. Stephen Harshbarger, President, on March 5, 2008. The agreements, as subsequently amended, provide that in the event of a change of control of the Company followed by a termination of the executives’ employment under certain circumstances, the officers shall receive severance payments equal to two years of the executive’s annual base, commissions and bonus compensation paid by the Company for the previous calendar year.

Based on last year’s salary arrangements, if the rights of the foregoing officers were to be triggered following a change of control, they would be entitled to the following payments from the Company: Stephen J. Bagley $310,000, Christopher L. Coccio $322,000 and R. Stephen Harshbarger $410,000.

Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Directors, executive officers and persons who own more than ten percent of the Company's common stock to file with the Securities and Exchange Commission initial reports of beneficial ownership and reports of changes of beneficial ownership of common stock.  Such persons are also required by Securities and Exchange Commission regulations to furnish the Company with copies of all such reports.  Based solely on a review of such filings, during the year ended February 28, 2017, all of the Company's Directors and executive officers and holders of more than ten percent of the Company’s stock have made timely filings of such reports, except for one Form 4 filed by Edward Handler, a Director, relating to three transactions.

ITEM 2: RATIFICATION OF APPOINTMENT OF AUDITORS

The Board of Directors has appointed Liggett & Webb, P.A., Certified Public Accountants, to audit the books of account and other records of the Company for the fiscal year ending February 28, 2018. In the event of a negative vote, the Board of Directors will reconsider its election. The Audit Committee of the Company’s Board of Directors determined the independence of the Company’s auditors and recommended their re-appointment to the Board of Directors. Fees paid to or accrued for the auditors were as follows:

		Audit Fees	Tax Fees
Liggett & Webb, P.A.	Fiscal year ended February 28, 2017	$46,500	$ 5,500
Liggett & Webb, P.A.	Fiscal year ended February 29, 2016	$46,500	$ 5,500

The Company did not pay any audit related fees or other fees to its independent auditors during the past two fiscal years.

The Audit Committee’s current policy is to pre-approve all audit and non-audit services, including the preparation of tax returns, that are to be performed and fees to be charged by the Company’s independent auditor to ensure that the provision of these services does not impair the independence of the auditor.  The Audit Committee was in compliance with the requirements of the Sarbanes-Oxley Act of 2002 regarding the pre-approval of all audit and non-audit services and fees. The Audit Committee (or the entire Board of Directors performing the equivalent functions of an audit committee) pre-approved all audit and non-audit services rendered by the Company’s principal accountant in fiscal 2017 and 2016.

A representative of the auditors, Ligget & Webb, P.A., is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he desires, and will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF LIGGET & WEBB, P.A.

ITEM 3: OTHER MATTERS

The Board of Directors is not aware of any business to be presented at the Annual Meeting except the matters set forth in the Notice and described in this Proxy Statement. Unless otherwise directed, all shares represented by proxies will be voted in favor of the proposals of the Board of Directors described in this Proxy Statement. If any other matters come before the Annual Meeting, the persons named in the accompanying Proxy will vote on those matters according to their best judgment.

A copy of Sono-Tek Corporation’s Annual Report on Form 10-K for the fiscal year ended February 28, 2017 (without exhibits) will be sent to any shareholder without charge by contacting the Company at the address or phone number listed above. The Company’s Annual Report on Form 10-K may also be obtained over the Internet at the Securities and Exchange Commission’s website, www.sec.gov.

Expenses

The entire cost of preparing, assembling, printing and mailing this Proxy Statement, the enclosed Proxy and other materials, and the cost of soliciting Proxies with respect to the Annual Meeting will be borne by the Company. The Company will request banks and brokers to solicit their customers who beneficially own shares listed of record in names of nominees, and will reimburse those banks and brokers for the reasonable out-of-pocket expense of such solicitations. The original solicitation of Proxies by mail may be supplemented by telephone and facsimile by officers and other regular employees of the Company but no additional compensation will be paid to such individuals.

Future Shareholders Proposals

Proposals of shareholders intended to be presented at the next annual meeting (expected to be held in August 2018) under SEC Rule 14a-8 must be received by the Company for inclusion in the Company’s proxy statement and form of proxy relating to that meeting (expected to be mailed in mid-July 2018) not later than April 15, 2018.

Notice of shareholder matters intended to be submitted at the next annual meeting outside the processes of Rule 14a-8 will be considered untimely if not received by the Company by June 1, 2018. The discretionary authority described above with respect to other matters coming before the meeting will be conferred with respect to any such untimely matters.

Signed:

/s/Claudine Y. Corda

Claudine Y. Corda

July 25, 2017

SONO-TEK CORPORATION
2012 ROUTE 9W, BLDG. 3
MILTON, NY 12547

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E31378-P96282

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SONO-TEK CORPORATION

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors Expiring Term 2019:	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Dr. Christopher L. Coccio
02) R. Stephen Harshbarger
03) Dr. Joseph Riemer
04) Philip A. Strasburg

The Board of Directors recommends you vote FOR the following proposal:

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

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